As filed with the Securities and Exchange Commission on May 18, 2022

Registration No. 333-257826

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARKPULSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

2nd Floor

New York, NY 10105

(800) 436-1436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1345 Avenue of the Americas

2nd Floor

New York, NY 10105

(800) 436-1436

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered the issuance and sale of up to $25,000,000 in shares of our common stock (the “Shares”) to GHS Investments, LLC (“GHS”), an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), under the Purchase Agreement entered into on August 19, 2021 (the “Purchase Agreement”), under a Registration Statement on Form S-3, as amended (Registration No. 333-257826). By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 18, 2022.

DarkPulse, Inc.

By:	/s/ Dennis M. O’Leary
Name: Dennis M. O’Leary Title: Chief Executive Officer, President, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dennis M. O’Leary, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment to the Registration Statement, and to sign any registration statement for the same offering covered by the Post-Effective Amendment to the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dennis M. O’Leary	Chairman, Chief Executive Officer and President, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 18, 2022
Dennis M. O’Leary

/s/ Dr. Anthony Brown	Director	May 18, 2022
Dr. Anthony Brown

/s/ Carl Eckel	Director	May 18, 2022
Carl Eckel

3